Exhibit 10.7

BRIDGE INVESTMENT GROUP HOLDINGS INC.

2021 INCENTIVE AWARD PLAN

RESTRICTED STOCK GRANT NOTICE

Capitalized terms not specifically defined in this Restricted Stock Grant Notice (the “Grant Notice”) have the meanings given to them in the 2021 Incentive Award Plan (as amended from time to time, the “Plan”) of Bridge Investment Group Holdings Inc. (the “Company”).

The Company has granted to the participant listed below (“Participant”) the shares of Restricted Stock described in this Grant Notice (the “Shares”), subject to the terms and conditions of the Plan and the Restricted Stock Agreement attached as Exhibit A (the “Agreement”), both of which are incorporated into this Grant Notice by reference.

Participant:

Grant Date:

Vesting Commencement Date:

Total Number of Shares of Restricted Stock:

Vesting Schedule:	The Shares shall vest and be released from the Forfeiture Restriction (as defined in Section 2.1 of the Agreement) as follows: [ ], in each case provided that Participant has not experienced a Termination of Service prior to each such vesting date.

If the Company uses an electronic equity management system (such as E*Trade) and the fields in this Grant Notice are blank or the information is otherwise provided in a different format electronically, the blank fields and other information shall be deemed to come from the electronic equity management system and such information provided in the electronic equity management system will be considered part of this Grant Notice.

Participant may accept this Grant Notice and the Agreement by (a) signing below, or (b) approving the Grant Notice and Agreement in the Company’s authorized electronic equity management system. By his or her acceptance of this Grant Notice and the Agreement, Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and this Grant Notice. Participant has reviewed the Plan, the Agreement and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice and the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement.

BRIDGE INVESTMENT GROUP HOLDINGS INC.	PARTICIPANT

By:	By:
Print Name:	Print Name:
Title:	State of Residence:

EXHIBIT A

RESTRICTED STOCK AGREEMENT

Pursuant to the Grant Notice to which this Agreement is attached, the Company has granted to Participant the number of Shares indicated in the Grant Notice under the Plan. The terms, conditions and definitions set forth in the Plan shall apply to the Award, which are hereby incorporated into this Agreement by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control. Capitalized terms not specifically defined in this Agreement have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan.

ARTICLE I.

GRANT OF RESTRICTED STOCK.

1.1 Grant of Restricted Stock. In consideration of Participant’s past and/or continued employment with or service to the Company or a Subsidiary of the Company and for other good and valuable consideration, which the Board has determined exceeds the par value per Share, effective as of the Grant Date set forth in the Grant Notice, the Company irrevocably grants to Participant the Shares set forth in the Grant Notice, upon the terms and conditions set forth in this Agreement.

1.2 Issuance of Shares. Effective as of the Grant Date, the Company shall issue the Shares to Participant and shall (a) cause a share certificate or certificates representing the Shares to be registered in the name of Participant, or (b) cause such Shares to be held in book entry form. If a share certificate is issued, it shall be delivered to and held in custody by the Company as required by Section 2.3 below. If the Shares are held in book entry form, then such entry will reflect that the Shares are subject to the restrictions of this Agreement.

1.3 Rights as a Stockholder. Except as otherwise provided in this Agreement or the Plan, upon issuance of the Shares by the Company to Participant (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), Participant shall have all the rights of a stockholder with respect to said Shares, including the right to receive any cash or stock dividends or other distributions paid to or made with respect to the Shares.

1.4 Dividends. Notwithstanding anything to the contrary in the Plan or this Agreement, to the extent that dividends are paid to holders of Common Stock, then any such dividend paid on the Restricted Stock subject to this Agreement shall be paid to the Participant without regard to whether such Shares are subject to the Forfeiture Restrictions, as soon as practical following the date that the dividend is paid to holders of Common Stock generally.

ARTICLE II.

FORFEITURE RESTRICTION

2.1 Forfeiture Restriction. Subject to the provisions of Section 2.2 below, and unless otherwise determined by the Administrator or provided in a binding written agreement between Participant and the Company, in the event of Participant’s Termination of Service for any reason, all of the Unreleased Shares (as defined below) shall thereupon be forfeited immediately and without any further action by the Company (the “Forfeiture Restriction”). Upon the occurrence of such forfeiture, the Company shall become the legal and beneficial owner of the Unreleased Shares so forfeited, and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Unreleased Shares being forfeited by Participant. Participant hereby authorizes and directs the Secretary of the Company, or such other person designated by the Board, to transfer the Unreleased Shares which have been forfeited pursuant to Section 2.1 from Participant to the Company.

A-1

2.2 Vesting. Any Shares that have not yet been released from the Forfeiture Restriction are referred to herein as the “Unreleased Shares.” The Unreleased Shares shall be released from the Forfeiture Restriction in accordance with the vesting schedule set forth in the Grant Notice. The Unreleased Shares shall be held by the Company in accordance with Section 2.3 until the Shares are forfeited as provided in Section 2.1, until such Unreleased Shares are fully released from the Forfeiture Restriction, or until such time as this Agreement no longer is in effect.

2.3 Escrow. The Participant, by acceptance of the Award, shall be deemed to appoint, and does so appoint, the Secretary of the Company or such other escrow holder as the Administrator may appoint to hold the Shares in escrow as the Participant’s attorney(s)-in-fact to effect any transfer of forfeited Unreleased Shares (or Shares otherwise reacquired by the Company hereunder) to the Company as may be required pursuant to the Plan or this Agreement and to execute such documents as the Company or such representatives deem necessary or advisable in connection with any such transfer. The Company, or its authorized representative, will not be liable for any good faith act or omission with respect to the holding in escrow or transfer of the Unreleased Shares.

2.4 Removal of Notations. As soon as administratively practicable following the release of any Unreleased Shares from the Forfeiture Restriction, the Company shall, as applicable, either deliver to Participant the certificate or certificates representing such Shares in the Company’s possession belonging to Participant, or, if the Shares are held in book entry form, then the Company shall remove the notations on the book form. The Participant (or the Designated Beneficiary or personal representative of the Participant in the event of the Participant’s death or incapacity, as the case may be) shall deliver to the Company any representations or other documents or assurances required by the Company.

ARTICLE III.

RESTRICTIONS ON SHARES

3.1 Transferability. The Unreleased Shares are subject to the restrictions on transfer in Section 9.1 of the Plan and may not be sold, assigned or transferred in any manner unless and until they are released from the Forfeiture Restriction. Any attempted transfer or disposition of Unreleased Shares prior to the time the Unreleased Shares are released from the Forfeiture Restriction will be null and void. The Company will not be required to (a) transfer on its books any Unreleased Share that has been sold or otherwise transferred in violation of this Agreement or (b) treat as owner of such Unreleased Share or accord the right to vote or pay dividends to any purchaser or other transferee to whom such Unreleased Share has been so transferred. The Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, or make appropriate notations to the same effect in its records.

3.2 Claw-Back Provisions. The Shares shall be subject to the provisions of Section 10.13 of the Plan as if such provision were fully set forth herein.

ARTICLE IV.

TAXES

4.1 Tax Consequences of Award. Participant understands that Participant may suffer adverse tax consequences as a result of Participant’s receipt of, vesting in or disposition of the Shares. Participant represents that Participant has consulted with any tax consultants or personal advisors Participant deems advisable in connection with the receipt of the Shares and that Participant is not relying on the Company for any tax or other advice. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Participant understands that Participant (and not the Company) shall be responsible for Participant’s tax liability that may arise as a result of the transactions contemplated by this Agreement.

4.2 No 83(b) Election Without Administrator Consent. Participant covenants that he or she will not make an election under Section 83(b) of the Code with respect to the receipt of any of the Shares without the consent of the Administrator, which the Administrator may grant or withhold in its sole discretion. If Participant makes an election under Section 83(b) of the Code with respect to the Unreleased Shares, Participant will deliver a copy of the election to the Company promptly after filing the election with the Internal Revenue Service.

4.3 Tax Withholding. Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed in connection with the Shares, regardless of any action the Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the Shares (the “Tax Withholding Obligation”). Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any Tax Withholding Obligation in connection with the grant, vesting, delivery or subsequent sale of the Shares. The Company does not commit and is under no obligation to structure the Award to reduce or eliminate Participant’s tax liability. In accordance with Section 9.5 of the Plan, the Company shall have the authority and the right to deduct or withhold, or require Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including Participant’s employment tax obligation) required by Applicable Law to be withheld with respect to any taxable event concerning Participant arising as a result of the grant, vesting, delivery or subsequent sale of the Share or otherwise under this Agreement, including, without limitation, the authority to deduct such amounts from other compensation payable to Participant by the Company. The Company has the right and option, but not the obligation, to treat Participant’s failure to provide timely payment in accordance with the Plan of any Tax Withholding Obligation arising in connection with the Shares as Participant’s election to satisfy all or any portion of the Tax Withholding Obligation by requesting the Company retain Shares otherwise deliverable under the Award valued at their fair market value on the date of delivery.

ARTICLE V.

MISCELLANEOUS.

5.1 Adjustments. Participant acknowledges that the Restricted Shares are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan.

5.2 Notices. Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s Secretary at the Company’s principal office or the Secretary’s then-current email address. Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant at Participant’s last known mailing address or email address in the Company’s personnel files. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party. Any notice will be deemed duly given when actually received, when sent by email, when sent by certified mail (return receipt requested) and deposited with postage prepaid in a post office or branch post office regularly maintained by the United States Postal Service, when delivered by a nationally recognized express shipping company.

5.3 Governing Law. The provisions of this Agreement, including the Shares, shall be governed by and interpreted in accordance with the laws of the State of Delaware, disregarding choice-of-law principles of the law of any state that would require the application of the laws of a jurisdiction other than such state.

5.4 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

5.5 Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws.

5.6 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in this Agreement or the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

5.7 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement and the Restricted Shares will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.

5.8 Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof. Participant hereby agrees to execute such further instruments and to take such further action as the Company requests to carry out the purposes and intent of this Agreement, including, without limitation, restrictions on the transferability of shares of Common Stock, the right of the Company to reacquire or repurchase shares of Common Stock, the right of the Company to require that shares of Common Stock be transferred in the event of certain transactions, tag-along rights, bring-along rights, redemption and co-sale rights and voting requirements in accordance with this Agreement.

5.8 Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

5.9 Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Award.

5.10 Not a Contract of Employment. Nothing in the Plan, the Grant Notice or this Agreement confers upon Participant any right to continue in the employ or service of the Company or any Subsidiary or interferes with or restricts in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.

5.11 Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which will be deemed an original and all of which together will constitute one instrument.